Exhibit 5.1

Bank of America Plaza 101 East Kennedy Boulevard Suite 2800 Tampa, Florida 33602	813.229.7600 813.229.1660 fax
www.slk-law.com

JULIO C. ESQUIVEL

813.227.2325

jesquivel@slk-law.com

June 23, 2011

Quality Distribution, Inc.

4041 Park Oaks Boulevard

Suite 200

Tampa, FL 33610

Re:	Registration on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Quality Distribution, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $35,000,000 of shares of the Company’s common stock, no par value per share (the “Common Stock”), shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”) and the Company’s senior and subordinated debt securities (the “Debt Securities” and collectively with the Common Stock and Preferred Stock, the “Company Securities”). The Registration Statement also relates to the proposed sale by the selling stockholders to be identified in the Registration Statement (the “Selling Stockholders”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the Prospectus and any Prospectus Supplement, of up to an aggregate of 7,882,530 of shares of Common Stock (the “Selling Stockholder Securities,” and together with the Company Securities, the “Securities”).

The Securities may be sold from time to time as set forth in the Registration Statement, the Prospectus and the Prospectus Supplements. The Debt Securities, if sold, are to be issued pursuant to a senior debt securities indenture (the “Senior Indenture”) or a subordinated debt securities indenture (the “Subordinated Indenture” and taken with the Senior Indenture, the “Indentures”), as applicable, which will be entered into, in each case, between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”). The Debt Securities are to be issued in the forms set forth in the Indentures. Each Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement and Prospectus and other instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws, any applicable Indenture and any applicable definitive purchase, underwriting or similar agreement and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that an Indenture with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company, the Trustee and the other parties thereto; (viii) that any definitive purchase, underwriting, placement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company or the Selling Stockholders, as applicable, and the other parties thereto; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (x) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1. With respect to shares of the Common Stock to be sold by the Company or the Selling Stockholders pursuant to the Registration Statement (the “Offered Common Stock”), when (a) the board of directors or any duly designated committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has adopted resolutions approving the issuance and sale of the Offered Common Stock at a specified price or pursuant to a specified pricing mechanism, (b) if the Offered Common Stock is to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (c) certificates representing the shares of Offered Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company and (d) the shares of Offered Common Stock have been duly and properly sold, paid for and delivered on the terms approved by the Board and as contemplated in the Registration Statement, any Prospectus Supplement relating thereto and, if applicable, in accordance with the applicable underwriting, placement or other purchase agreement, the shares of Offered Common Stock will be validly issued, fully paid and nonassessable;

2. With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (a) the board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of the Offered Preferred Stock at a specified price or pursuant to a specified pricing mechanism, (b) an amendment to the Company’s articles of incorporation setting forth the terms and preferences of the Offered Preferred Stock approved by the Board has been filed with and accepted for filing by the Florida Secretary of State, (c) if the Offered Preferred Stock is to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) certificates representing the shares of Offered Preferred Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the stock records of the Company and (e) the shares of Offered Preferred Stock have been duly and properly sold, paid for and delivered on the terms approved by the Board and as contemplated in the Registration Statement, any Prospectus Supplement relating thereto and, if applicable, in accordance with the applicable underwriting, placement or other purchase agreement, the shares of Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and

3. With respect to any series of the Debt Securities offered under the Registration Statement, provided that (a) an Indenture has been duly authorized and executed by the Company and the applicable Trustee by all necessary corporate action, (b) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action, (c) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and Bylaws of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (d) the Debt Securities have been duly executed and delivered by the Company and authenticated by the applicable Trustee pursuant to the Indenture and delivered against payment therefor, the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

This opinion is limited to the laws of the State of Florida, including Florida Business Corporations Act. We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement, the Prospectus or in any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

Shumaker, Loop & Kendrick, LLP

/s/ Julio C. Esquivel